Exhibit 99.1

Ginkgo Bioworks Completes Acquisition of Zymergen

BOSTON, MA and EMERYVILLE, CA – October 19, 2022 – Today, Ginkgo Bioworks (NYSE: DNA), the leading horizontal platform for cell programming, and Zymergen (Nasdaq: ZY) announced that Ginkgo has completed its previously announced acquisition of Zymergen. The acquisition is expected to significantly enhance Ginkgo’s platform by integrating strong automation and software capabilities as well as a wealth of experience across diverse biological engineering approaches.

“Today marks an important step in our long-term growth as we complete the Zymergen acquisition and welcome their world-class team to Ginkgo,” said Jason Kelly, CEO and co-founder of Ginkgo Bioworks. “We are excited to integrate Zymergen’s capabilities into our platform and explore new and expanded partnerships and opportunities for their diverse array of product concepts currently under development.”

Under the terms of the merger agreement entered into on July 24, 2022, Zymergen stockholders received, for each share of Zymergen common stock, 0.9179 shares of Ginkgo Class A common stock. Zymergen shares will no longer be traded on Nasdaq. Ginkgo Class A common stock will continue to trade on NYSE under the ticker symbol DNA.

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company’s platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

About Zymergen

Zymergen is a biotech company that designs and produces molecules, microbes and materials for diverse end markets. Zymergen partners with nature to make better products, a better way, for a better world.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Ginkgo’s and Zymergen’s control. Statements in this press release that are forward-looking, including the expected benefits of Ginkgo’s acquisition of Zymergen, are based on management’s current estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Ginkgo’s and Zymergen’s control. These factors include, among other things, general economic and business conditions; changes in global, political, economic, business, competitive, market and regulatory forces; judicial decisions; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; litigation and the ability of the combined company to protect its intellectual property rights; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Ginkgo’s and Zymergen’s control. Additional information concerning these risks, uncertainties and assumptions can be found in Ginkgo’s and Zymergen’s respective filings with the SEC, including the risk factors discussed in Ginkgo’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q, in Zymergen’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q, and in Ginkgo’s future filings with the SEC. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: Ginkgo is unable to achieve the synergies and value creation contemplated by the acquisition; Ginkgo is unable to promptly and effectively integrate Zymergen’s businesses, including retention of key personnel; Ginkgo management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; or adverse developments or outcomes of legal proceedings that are pending or instituted against Zymergen, Ginkgo or the combined company. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Zymergen or Ginkgo. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Ginkgo’s ability to realize the expected benefits from the acquisition. You are cautioned not to rely on Ginkgo’s and Zymergen’s forward-looking statements. These forward-looking statements are applicable only as of the date of such statements. Neither Zymergen nor Ginkgo assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

GINKGO BIOWORKS INVESTOR CONTACT:

investors@ginkgobioworks.com

GINKGO BIOWORKS MEDIA CONTACT:

press@ginkgobioworks.com

ZYMERGEN INVESTOR CONTACT:

investors@zymergen.com